Citigroup Mortgage Loan Trust  Asset Backed Pass-Through Certificates,
Series 2003-HE2
Schedule of Year-To-Date Principal and Interest Distributions to
Certificateholders for 2003
Class   Interest            Principal Paid Realized     Ending Balance
        Distribution                       Losses
A       252,406.44          1,759,417.25   0.00         116,070,582.75
CE      1,266,590.58        305.99         0.00         3,659,318.10
M1      23,877.59           0.00           0.00         8,782,000.00
M2      17,988.24           0.00           0.00         4,757,000.00
M3      8,926.21            0.00           0.00         2,196,000.00
M4      12,405.29           0.00           0.00         2,561,000.00
M5      9,061.81            0.00           0.00         1,464,000.00
M6      13,586.51           0.00           0.00         2,195,000.00
M7      18,123.61           0.00           0.00         2,928,000.00
P       11,265.12           0.00           0.00         100.00
R       0.00                0.00           0.00         0.00
RX      0.00                0.00           0.00         0.00